UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2026

zSpace, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-42431	35-2284050
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

55 Nicholson Lane San Jose, California	95134
(Address of Principal Executive Offices)	(zip code)

(408) 498-4050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZSPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Convertible Note Financing

As previously reported, on April 10, 2025, zSpace, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company sold, and the Investor purchased, a senior secured convertible note issued by the Company (the “Note,” and such financing, the “Convertible Note Financing”) in the original principal amount of $13,978,495 (the “Principal Amount”), which is convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Convertible Note Financing closed on April 11, 2025.

On March 16, 2026, the Company entered into an amendment to the Securities Purchase Agreement (the “Amendment”) providing for, among other things, multiple closings pursuant to the Securities Purchase Agreement, rather than a total of two closings.

In addition, the Company and the Investor agreed in the Amendment to conduct a second closing pursuant to the Securities Purchase Agreement, which the Company anticipates will occur on March 16, 2026 (the “Second Closing”). On the Second Closing, the Company will issue an additional Note in the original principal amount of $4,301,075 (the “Additional Note”). The Company intends to use the net proceeds from the issuance of the Additional Note to repay approximately $2,000,000 of existing debt owed to the Investor, and for working capital and general corporate purposes.

The Additional Note is substantially similar to the form of note included as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on April 11, 2025, except that the maturity date of the Additional Note is March 15, 2028, the Initial Conversion Price is $0.28 per share, and the Additional Note is subject to a floor price of $0.05 per share.

The foregoing summaries of the terms of the various documents do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents or forms of documents, which are attached as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Note and the potential issuance of shares of Common Stock upon conversion thereof is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

10.1	Amendment to Securities Purchase Agreement, dated March 16, 2026.

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2026	zSpace, Inc.

	By:	/s/ Erick DeOliveira
Erick DeOliveira
Chief Financial Officer